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EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in Registration Statements (No. 333-134944 and No. 333-129777) on Form S-8, as amended, and (No. 333-131935 and No. 333-131512) on Form S-3, of InfoSonics Corporation and subsidiaries of our report dated March 31, 2010 relating to our audits of the consolidated financial statements and the financial statement schedule, which appears in this Annual Report on Form 10-K of InfoSonics Corporation and subsidiaries for the year ended December 31, 2009.

/s/ SingerLewak SINGERLEWAK LLP
Irvine, California March 31, 2010

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  EXHIBIT 23
Consent of Independent Registered Public Accounting Firm